UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Pieris Pharmaceuticals, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Pieris Pharmaceuticals, Inc.
255 State Street, 9th Floor
Boston, Massachusetts 02109
June 18, 2019
To Our Stockholders:
You are cordially invited to attend the 2019 annual meeting of stockholders of Pieris Pharmaceuticals, Inc. to be held at 8:00 a.m. Eastern Time on Wednesday, July 31, 2019 at Convene located at 201 Washington Street, 2nd Floor, Boston, MA 02108.
Details regarding the meeting, the business to be conducted at the meeting, and information about Pieris Pharmaceuticals, Inc. that you should consider when you vote your shares are described in this proxy statement.
At the annual meeting, two people will be elected to our Board of Directors. In addition, we will ask stockholders to approve our 2019 Employee, Director and Consultant Equity Incentive Plan and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. The Board of Directors recommends the election of the two nominees for director and approval of each of the other proposals. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about June 18, 2019, we intend to begin sending to our stockholders an Important Notice Regarding the Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our 2019 annual meeting of stockholders and our 2018 annual report to stockholders. The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your continued support of Pieris Pharmaceuticals, Inc. We look forward to seeing you at the annual meeting.

Sincerely,
Stephen S. Yoder
President and Chief Executive Officer

Pieris Pharmaceuticals, Inc.
255 State Street, 9th Floor
Boston, Massachusetts 02109
June 18, 2019
NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
TIME:    8:00 a.m., Eastern Time
DATE:    July 31, 2019
PLACE:    Convene located at 201 Washington Street, 2nd Floor, Boston, MA 02108
PURPOSES:

1.	To elect two directors to serve a three-year term expiring in 2022;

2.	To approve the Company’s 2019 Employee, Director and Consultant Equity Incentive Plan, or the 2019 Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:
You may vote if you were the record owner of Pieris Pharmaceuticals, Inc. common stock at the close of business on June 3, 2019. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 255 State Street, 9th Floor, Boston, Massachusetts 02109.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions contained in this proxy statement or in the Important Notice Regarding the Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Ahmed S. Mousa
General Counsel and Secretary

i

PIERIS PHARMACEUTICALS, INC.
255 State Street, 9th Floor
Boston, Massachusetts 02109
PROXY STATEMENT FOR PIERIS PHARMACEUTICALS, INC.
2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 31, 2019
This proxy statement, along with the accompanying notice of 2019 annual meeting of stockholders contains information about the 2019 annual meeting of stockholders of Pieris Pharmaceuticals, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 8:00 a.m., Eastern Time, on Wednesday, July 31, 2019 at Convene located at 201 Washington Street, 2nd Floor, Boston, MA 02108.
In this proxy statement, we refer to Pieris Pharmaceuticals, Inc. as “Pieris,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors, or Board of Directors, or Board, for use at the annual meeting.
On or about June 18, 2019, we intend to begin sending the Important Notice Regarding the Availability of Proxy Materials, or the Notice, or this proxy statement and a proxy card, as applicable, to stockholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 31, 2019
This proxy statement and our 2018 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2018, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.pieris.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
Our Board of Directors is soliciting your proxy to vote at the 2019 annual meeting of stockholders to be held at Convene located at 201 Washington Street, 2nd Floor, Boston, MA 02108 on Wednesday, July 31, 2019, at 8:00 a.m. Eastern Time, and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 because you owned shares of Pieris Pharmaceuticals, Inc. common stock on the record date. The Company intends to commence distribution of the Notice, and, if applicable, the proxy materials, to stockholders on or about June 18, 2019.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on June 3, 2019 are entitled to vote at the annual meeting. On this record date, there were 49,259,017 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own as of the record date entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet, mail or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone: Follow the instructions included in the Notice or the proxy card to vote by Internet or by telephone.

•
By mail: If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	In person at the meeting: If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on July 30, 2019.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting to vote.
How Does the Board of Directors Recommend that I Vote on the Proposals?
The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the approval of the 2019 Employee, Director and Consultant Equity Incentive Plan; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying Pieris Pharmaceuticals, Inc.’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•
by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet, proxy card, or ballot is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors
The two nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote.

Proposal 2: Approval of the 2019 Employee, Director and Consultant Equity Incentive Plan
The affirmative vote of a majority of the votes cast, either affirmatively or negatively, at a meeting at which a quorum is present, is required to approve the 2019 Employee, Director and Consultant Equity Incentive Plan. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer on this proposal, will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote.

Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast, either affirmatively or negatively, at a meeting at which a quorum is present, is required to ratify the appointment of our independent registered public accounting firm. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes, as well as abstentions, will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019, the Audit Committee of our Board of Directors will reconsider its appointment.

Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, a representative of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and a representative of Computershare Trust Company, N.A., our transfer agent, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all the shares of our capital stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
The annual meeting will be held at 8:00 a.m., Eastern Time, on Wednesday, July 31, 2019 at Convene located at 201 Washington Street, 2nd Floor, Boston, MA 02108. When you arrive at Convene, a Pieris representative will direct you to the appropriate meeting rooms. You need not attend the annual meeting to vote.
Householding of Annual Disclosure Documents
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one Notice or, if applicable, a single copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice or, if applicable, our proxy materials to you upon written or oral request to Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109, Telephone: (857) 246-8998, Attn: Corporate Secretary. If you want to receive separate copies of the Notice or, if applicable, the proxy statement or annual report to stockholders in the future, or if you are receiving multiple Notices or, if applicable, copies of our proxy materials and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided on your proxy card, if applicable, or by following the instructions provided when you vote over the Internet at www.proxyvote.com.

Registered Trademarks
We have registered trademarks for Pieris® and Anticalin®. All other trademarks, trade names and service marks included in this proxy statement are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.
Currency Presentation and Currency Translation
Unless otherwise indicated, all references to “dollars,” “$,” “U.S. $” or “U.S. dollars” are to the lawful currency of the United States. All references in this proxy statement to “euro” or “€” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended. We prepare our financial statements in U.S. dollars.
The reporting currency of the Company is the U.S. dollar. The functional currency of our foreign operation is the local currency of the foreign subsidiary. With respect to our financial statements, the translation from the euro to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The resulting translation adjustments are recorded as a component of accumulated other comprehensive loss.
Where in this proxy statement we refer to amounts in euros, we have for your convenience also, in certain cases, provided a conversion of those amounts to U.S. dollars in parentheses. Where the numbers refer to a specific balance sheet account date or financial statement account period, we have used the exchange rate that was used to perform the conversions in connection with the applicable financial statement. In all other instances, unless otherwise indicated, the conversions have been made using the noon buying rate of €1.00 to U.S. $1.1450 based on Thomson Reuters as of December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the number of shares of our common stock beneficially owned as of June 10, 2019, by (i) each of our current directors and named executive officers, (ii) all executive officers and directors as a group, and (iii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. We have determined beneficial ownership in accordance with applicable rules of the SEC, which generally provide that beneficial ownership includes voting or investment power with respect to securities. Except as indicated by the footnotes to the table below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
The information set forth in the table below is based on 49,261,517 shares of our common stock issued and outstanding as of June 10, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after June 10, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted in the footnotes below, the address for each person listed in the table below, solely for purposes of filings with the SEC, is c/o Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5%+ Stockholders:
Biotechnology Value Fund, L.P. and affiliates (1)	5,257,447	9.99%
Directors and Named Executive Officers:
Stephen S. Yoder (2)	2,031,635	3.96%
Louis Matis, M.D. (3)	591,563	1.19%
Allan Reine, M.D. (4)	250,573	*
James Geraghty (5)	90,000	*
Ann Barbier, M.D., Ph.D. (6)	30,000	*
Jean-Pierre Bizzari, M.D. (7)	90,000	*
Peter Kiener, D.Phil.	(-)
Christopher Kiritsy (8)	75,000	*
Steven Prelack (9)	90,000	*
Michael Richman (10)	218,140	*
Matthew L. Sherman, M.D.	(-)
All Current Directors and Executive Officers as a Group (11 persons) (11)	3,466,911	6.59%
* Less than 1%.

(1)
This information is based on a Form 4 filed with the SEC, on February 1, 2019, jointly by Biotechnology Value Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), BVF Partners OS Ltd. (“Partners OS”), BVF Partners L.P. (“Partners”), BVF Inc. and Mark N. Lampert (“Mr. Lampert”) (collectively, “BVF Reporting Persons”), a Schedule 13G/A filed with the SEC on February 14, 2019 jointly by the BVF Reporting Persons and information available to us, and includes aggregate holdings of (i) 1,891,870 shares of common stock, (ii) 2,907,000 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock, or the Series A Preferred Stock, (iii) 5,000,000 shares of common stock issuable upon the conversion of Series B Convertible Preferred Stock, or the Series B Preferred Stock, and (iv) warrants exercisable for 2,374,200 shares of common stock. The Series A Preferred Stock and Series B Preferred Stock may not be converted and the warrants may not be exercised if, after such conversion or exercise, the BVF Reporting Persons would beneficially own more than

9.99% of the number of shares of common stock then issued and outstanding. As a result of the limitation described in the previous sentence, (i) 4,541,423 shares of common stock issuable upon the conversion of Series B Preferred Stock and (ii) all 2,374,200 shares of common stock issuable upon the exercise of warrants are excluded from the table above. Partners is the general partner of BVF and BVF2; Partners is the investment manager of Trading Fund OS and is the sole member of Partners OS. BVF Inc. is the general partner of Partners, and Mr. Lampert is a director and officer of BVF Inc. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2, Trading Fund OS, and certain Partners managed accounts. The address of each of BVF Inc., Partners, BVF, BVF2, and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The address of each of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(2)	Includes 6,000 shares of our common stock and 2,025,635 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of June 10, 2019.

(3)	Includes 10,000 shares of our common stock and 581,563 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of June 10, 2019.

(4)	Includes 65,000 shares of our common stock and 185,573 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of June 10, 2019.

(5)	Includes 20,000 shares of our common stock and 70,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of June 10, 2019.

(6)	Includes 30,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of June 10, 2019.

(7)	Includes 90,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of June 10, 2019.

(8)	Includes 10,000 shares of our common stock and 65,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of June 10, 2019.

(9)	Includes 90,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of June 10, 2019.

(10)	Includes 218,140 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of June 10, 2019.

(11)	See notes 2 through 10 above.

MANAGEMENT AND CORPORATE GOVERNANCE
The Board of Directors
Our amended and restated articles of incorporation, or Articles of Incorporation, and our amended and restated bylaws, or Bylaws, provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of nine members, classified into three classes as follows: (1) James Geraghty, Ann Barbier and Steven Prelack constitute a class with a term ending at the 2019 annual meeting; (2) Stephen S. Yoder, Michael Richman and Matthew L. Sherman constitute a class with a term ending at the 2020 annual meeting; and (3) Jean-Pierre Bizzari, Peter Kiener and Christopher Kiritsy, constitute a class with a term ending at the 2021 annual meeting. Mr. Prelack, whose term expires at the annual meeting, is not standing for re-election.
Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age
Stephen S. Yoder	43
James Geraghty (2)(3)	64
Ann Barbier, M.D., Ph.D. (3)(4)	55
Jean-Pierre Bizzari, M.D. (3)(4)	64
Peter Kiener, D.Phil. (2)(4)	66
Christopher Kiritsy (1)(2)	54
Michael Richman (1)(3)	58
Matthew L. Sherman, M.D. (1)(4)	63

(1)    Member of the Compensation Committee
(2)    Member of the Audit Committee
(3)    Member of the Nominating and Corporate Governance Committee
(4)    Member of the Science and Technology Committee

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Pieris, either directly or indirectly. Based upon this review, our Board has determined that the following members are “independent directors” as defined by The Nasdaq Stock Market: James Geraghty, Ann Barbier, Jean-Pierre Bizzari, Peter Kiener, Christopher Kiritsy, Steven Prelack, Michael Richman and Matthew L. Sherman.
Stephen S. Yoder. Stephen S. Yoder joined Pieris Pharmaceuticals GmbH as Chief Executive Officer in January 2010 and was appointed to the Board of Directors of Pieris and became Chief Executive Officer and President in 2014. Prior to joining Pieris Pharmaceuticals GmbH, from July 2003 to December 2010, he led the intellectual property and legal departments at MorphoSys AG, a biotechnology company involved in the development and research of antibodies, as General Counsel. Prior to MorphoSys AG, from September 1999 to June 2003, he worked in several Washington, D.C. law firms, specializing in a life sciences intellectual property practice. Mr. Yoder holds degrees in molecular biology and Spanish from Grove City College and a Juris Doctorate, with honors, from The George Washington University Law School. As an attorney, he is licensed to practice before the United States Patent and Trademark Office and in the jurisdictions of Maryland and Washington, D.C. We believe that Mr. Yoder is qualified to serve on our Board of Directors due to his intimate knowledge of our business plans and strategies of our business and his years of experience in the biotechnology and life sciences industry.

James Geraghty. James Geraghty joined the Board of Directors of Pieris in May 2017 and was appointed as Pieris’s Chairman of the Board of Directors in December 2017. Mr. Geraghty is an industry leader with 30 years of strategic and leadership experience, including more than 20 years as a senior member of executive teams at biotechnology companies developing and commercializing innovative therapies. He was most recently, from May 2013 to October 2016, an Entrepreneur in Residence at Third Rock Ventures, a leading biotech venture and company-formation fund, and previously served as Senior Vice President, North America Strategy and Business Development at Sanofi, which he joined upon its acquisition of Genzyme. Mr. Geraghty spent 20 years at Genzyme, where his roles included Senior Vice President International Development, President of Genzyme Europe, and General Manager of Genzyme's cardiovascular business. He is Chairman of the Board of Idera Pharmaceuticals and Orchard Therapeutics and serves as a Board member of Voyager Therapeutics and Fulcrum Therapeutics. He is also a member of the BIO Ventures for Global Health Board of Directors. Mr. Geraghty previously served as Chairman of the Board of Juniper Pharmaceuticals. He started his career in healthcare strategy consulting at Bain and Company. A graduate of the Yale Law School, Mr. Geraghty holds an M.S. from the University of Pennsylvania and a B.A. from Georgetown University. We believe that Mr. Geraghty is qualified to serve on our Board of Directors due to his strong life sciences pedigree and extensive background in company building.

Ann Barbier, M.D., Ph.D. Dr. Barbier joined the Board of Directors of Pieris in April 2018. She is currently the Chief Medical Officer of Translate Bio. Prior to joining Translate Bio, from June 2015 to October 2017, Dr. Barbier was Vice President of Clinical Development, Rare Genetic Diseases, at Agios Pharmaceuticals, where she led the development program of a small molecule in rare benign hematological diseases. Previously, Dr. Barbier spent seven years at Shire, most recently as Global Clinical Development Lead and Senior Medical Director, where she worked on a variety of rare genetic diseases including lysosomal storage diseases and hereditary angioedema. Her prior experience includes positions at Envivo, Johnson & Johnson and Aventis. During her career, Dr. Barbier has made significant contributions to several approved products such as idursulfase (Hunter syndrome), teriflunomide (multiple sclerosis) and icatibant (hereditary angioedema) and has led several investigational new drug applications for new chemical entities. Additionally, she has authored more than 50 peer-reviewed scientific articles, book chapters and invited reviews. Dr. Barbier received her M.D. and Ph.D. in pharmacology from the University of Gent, Belgium, and a Master of Science from the Free University of Brussels, Belgium. She pursued a postdoctoral fellowship at the University of Tennessee in Memphis. We believe that Dr. Barbier is qualified to serve on our Board of Directors due to her significant experience of bringing drug candidates across a wide range of indications through the clinic and to regulatory approval.

Jean-Pierre Bizzari, M.D. Dr. Bizzari joined the Board of Directors of Pieris in May 2015. Dr. Bizzari served as Executive Vice-President, Group Head, Clinical Oncology Development at Celgene Corporation, a role he held from October 2008 until his retirement in December 2015. In this position, Dr. Bizzari was responsible for Celgene’s clinical development and operations-statistics teams across the United States, Europe and Asia/Japan. Dr. Bizzari oversaw the development and approval of a number of leading oncology products including lenalidomide, azacitidine, romidepsin and nab-paclitaxel. In addition, he was Chairman of Celgene’s hematology oncology development committee and a member of the company’s management committee. Prior to his role at Celgene, from 2004 to 2008, Dr. Bizzari was the Vice President, Clinical Oncology Development for Sanofi-Aventis where he oversaw the approval of oxaliplatin, docetaxel and rasburicase. From 2002 to 2004, he was Vice President, Clinical Oncology Development for Sanofi-Synthelabo and from 1993 to 2002 served in the same role for Rhône-Poulenc Rorer, or Aventis. Dr. Bizzari is a member of the Scientific Advisory Board of France’s National Cancer Institute and of Netris Pharma. He is a Board member and Chair of the New Drug Advisory Committee of the European Organisation for Research and Treatment of Cancer. He is also currently a Board member of Halozyme Therapeutics, Inc., Transgene SA, Onxeo SA, Nordic Nanovector ASA, Oxford Bio Therapeutics and Compugen. Dr. Bizzari previously served as a Board member of Celator Pharmaceuticals, Inc. from March 2015 until its acquisition by Jazz Pharmaceuticals plc in July 2016 and of iTeos Therapeutics SA. Dr. Bizzari received his medical degree from the University of Nice (France) and is an oncologist, having trained at La Pitié-Salpêtrière Hospital in Paris, followed by training at the Ontario Cancer Institute and McGill Cancer Center. We believe that Dr. Bizzari is qualified to serve on our Board of Directors based on his considerable experience in the pharmaceutical industry and his insight on clinical, regulatory and commercial aspects of drug development, particularly in oncology and global drug approval strategy.

Peter Kiener, D.Phil. Dr. Kiener joined the Board of Directors of Pieris in September 2018. Most recently, Dr. Kiener served as Chief Scientific Officer at Sucampo until the company's acquisition by Mallinckrodt in February 2018. Prior to Sucampo, from August 2013 to September 2014, he served as Chief Scientific Officer of Ambrx Inc., a company focused on developing antibody-drug conjugates. Previously, Dr. Kiener was President and Co-founder of Zyngenia, Inc., a monoclonal antibody company developing drugs for oncology and inflammatory diseases. His prior experience also includes positions at MedImmune LLC, where he was Head of Global R&D, and at Bristol-Myers Squibb. Dr. Kiener currently serves as a Board member of Cue Biopharma, GT Biopharma, Inc. and TetraGenetics, Inc. and is the Chairman of the Board of Managers of Resolve Therapeutics. Dr. Kiener has led or contributed to the development of over 30 different clinical-stage therapeutics and seven approved drugs, including two immunoglobulin-based fusion proteins, one monoclonal antibody, two vaccines, and one bispecific T-cell engager. Additionally, he has published more than 120 papers in peer-reviewed journals and is listed as an inventor on over 60 patents and patent applications. Dr. Kiener received a B.A. in Chemistry from Lancaster University and a D.Phil. in Biochemistry from Sir William Dunn School of Pathology at Oxford University, where he also pursued a postdoctoral fellowship. We believe that Dr. Kiener is qualified to serve on our Board of Directors based upon his extensive experience across the entire value chain of biopharmaceutical research and development.

Christopher Kiritsy. Christopher Kiritsy joined the Board of Directors of Pieris in September 2016. Mr. Kiritsy is founder and managing member of Precision Kapital, LLC, a private investment and advisory firm. Prior to forming Precision Kapital, Mr. Kiritsy co-founded Arisaph Pharmaceuticals, Inc., or Arisaph, and served as Arisaph’s President and Chief Executive Officer from 2005 through March 2018. Prior to Arisaph, Mr. Kiritsy served as Executive Vice President, Corporate Development and Chief Financial Officer of Kos Pharmaceuticals, Inc., where he played a key operating role in building the company from start-up to highly profitable, publicly traded, commercial company. During his 10-year tenure at Kos, Mr. Kiritsy spearheaded more than 10 major corporate development transactions and raised approximately $500 million in public equity, including Kos’s initial public offering. Kos was acquired by Abbott Laboratories for $3.7 billion in 2016. Mr. Kiritsy previously served as a Board member and Audit Committee Chair of Melinta Pharmaceuticals, Inc. and he served as a Board member of Arisaph and Chairman of the Board of Avaxia Biologics, Inc. Mr. Kiritsy is a seasoned entrepreneur, who possesses more than 20 years of business and technical experience, previously holding senior management positions in R&D, business development and finance. We believe that Mr. Kiritsy is qualified to serve on our Board of Directors based on his considerable experience in the pharmaceutical industry and his expertise in corporate development.

Michael Richman. Mr. Richman joined the Board of Directors of Pieris in December 2014 and has served on the supervisory board of Pieris GmbH since October 2014. He has served as the President and Chief Executive Officer of NextCure, Inc. since July 2015. From June 2008 to July 2015, Mr. Richman was President and Chief Executive Officer of Amplimmune, Inc., a privately held biologics company focused on cancer and autoimmune diseases which was acquired by AstraZeneca in October 2013. From May 2007 to June 2008, he served as President and Chief Operating Officer of Amplimmune, Inc. Prior to such time, Mr. Richman had years of experience working in research, intellectual property and business development capacities in companies such as Chiron Corporation (now Novartis), MedImmune, Inc. (now AstraZeneca) and MacroGenics. He is a Board member of Opexa Therapeutics, Inc., a public company, and Madison Vaccines, Inc., a private company. Mr. Richman previously served as a Board member of GenVec, Inc. and Cougar Biotechnology until its acquisition by Johnson & Johnson. Mr. Richman obtained his B.S. in genetics/molecular biology at the University of California at Davis and his M.S.B.A. in international business at San Francisco State University. We believe that Mr. Richman is qualified to serve on our Board of Directors due to his extensive experience in mergers and acquisitions, business development and strategic planning for life science companies, as well as executive leadership and management experience.

Matthew L. Sherman, M.D. Dr. Sherman joined the Board of Directors of Pieris in October 2018. From 2006 through July 2018, Dr. Sherman was Executive Vice President (2015 to 2018) and Chief Medical Officer (2006 to 2018) at Acceleron Pharma. At Acceleron, Dr. Sherman provided executive leadership for medical research, clinical operations, biostatistics, data management, clinical pharmacology and pharmacovigilance. Before joining Acceleron in 2006, Dr. Sherman was Senior Vice President and Chief Medical Officer at Synta Pharmaceuticals, where he oversaw all therapeutic areas, including oncology, inflammatory diseases and immunology. Previously, Dr. Sherman spent over a decade at Wyeth-Ayerst Research/Genetics Institute in numerous clinical research and development roles. Prior to his career in the pharmaceutical and biotechnology industry, Dr. Sherman spent nine years at the Dana-Farber Cancer Institute, ultimately as an Assistant Professor of Medicine. Dr. Sherman currently serves as a Board member of Pulmatrix, Inc. and NewLink Genetics Corp. He has authored more than 255 original articles, review chapters, and abstracts, and is listed as an inventor on 11 issued patents. Dr. Sherman received a B.S. in Chemistry from Massachusetts Institute of Technology and an M.D. from Dartmouth Medical School. He completed his internal medicine residency at Georgetown University Medical Center. We believe that Dr. Sherman is qualified to serve on our Board of Directors as he is a physician-scientist with extensive clinical development expertise in oncology, hematology and pulmonary diseases across large pharma, biopharma and venture-funded biotechnology startup companies.

Committees of the Board of Directors and Meetings
Meeting Attendance. Our Board of Directors met seven times during 2018. During 2018, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she served. The Board of Directors has adopted a policy under which each member of the Board of Directors makes every effort to but is not required to attend each annual meeting of our stockholders. Seven of our eight directors (at the time) attended our annual meeting of stockholders in 2018.
Audit Committee. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. This committee currently has four members, Steven Prelack (Chairman), James Geraghty, Peter Kiener and Christopher Kiritsy. Effective as of the 2019 annual meeting, Christopher Kiritsy will serve as Chairman of the Audit Committee. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Kiritsy is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. The Audit Committee met eight times during 2018. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
A copy of the Audit Committee’s written charter is publicly available on our website at www.pieris.com.
Compensation Committee. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. This committee currently has three members, Christopher Kiritsy (Chairman), Michael Richman and Matthew L. Sherman. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.
Our Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and shall conduct its decision-making process with respect to that issue without the Chief Executive Officer present, as well as other executive officers. Our Compensation Committee has been delegated the authority to administer our 2014 Employee, Director and Consultant Equity Incentive Plan, or 2014 Plan, our 2016 Employee, Director and Consultant Equity Incentive Plan, or 2016 Plan, our 2018 Employee, Director and Consultant Equity Incentive Plan, or 2018 Plan and our 2018 Employee Stock Purchase Plan, or 2018 ESPP, and, subject to approval of the plan by the stockholders, our 2019 Plan. The Compensation Committee met nine times during 2018.

The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation: In establishing compensation amounts for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee will generally review market data which is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for the biopharmaceutical industry, adjusted for size. The market data helps the committee gain perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the compensation paid to our executives. The market data thus guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee then considers other factors, such as the importance of each executive officer’s role to the company, individual expertise, experience, and performance, retention concerns and relevant compensation trends in the marketplace, in making its final compensation determinations.
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged the services of Pearl Meyer & Partners, or Pearl Meyer, a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. Pearl Meyer performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. Pearl Meyer assists the Compensation Committee in defining the appropriate market of our peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group. Pearl Meyer also assists the Compensation Committee in benchmarking our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and the corporate governance rules of The Nasdaq Stock Market and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently representing the Compensation Committee.
The Compensation Committee reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary, annual bonus award or receive a discretionary equity award based on such evaluation.
A copy of the Compensation Committee’s written charter is publicly available on our website at www.pieris.com.
Compensation Committee Interlocks and Insider Participation.
During 2018, the Compensation Committee members were Christopher Kiritsy (Chairman), Michael Richman and Matthew L. Sherman (from October 24, 2018), none of whom currently is, or formerly was, an officer or employee of the Company. In 2018, none of our executive officers served on the Board of Directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee. There are no family relationships between or among the members of our Board of Directors or executive officers.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the Nominating and Corporate Governance Committee’s written charter and include evaluating and making recommendations to the full Board of Directors as to the size and composition of the Board of Directors and its committees, evaluating and making recommendations as to potential candidates, and evaluating the performance of current members of the Board of Directors. This committee currently has four members, James Geraghty (Chairman), Ann Barbier, Jean-Pierre Bizzari and Michael Richman. All members of the Nominating and Corporate Governance Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Nominating and Corporate Governance Committee met four times during 2018.
If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.
In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee under our corporate governance policies, it should submit such recommendation in writing to: Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109, Attn: Corporate Secretary.
The Nominating and Corporate Governance Committee will consider issues of diversity among the members of the Board of Directors in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and professional experience on the Board of Directors and its committees.
A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.pieris.com.
Science and Technology Committee. Our Science and Technology Committee’s role and responsibilities are set forth in the Science and Technology Committee’s written charter and include assisting the Board of Director’s oversight of the Company’s research and development activities and advising the Board of Directors with respect to strategic and tactical scientific issues. This committee currently has four members, Peter Kiener (Chairman), Ann Barbier, Jean-Pierre Bizzari and Matthew L. Sherman. The Science and Technology Committee was formed on October 24, 2018 and did not meet during 2018.
A copy of the Science and Technology Committee’s written charter is publicly available on the Company’s website at www.pieris.com.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors consists of nine members.
In accordance with our Articles of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution or a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director of the Board of Directors. Our principles of corporate governance give the Board of Directors the authority to choose whether the roles of Chairman of the Board of Directors and Chief Executive Officer are held by one person or two people. Our principles also give the Board of Directors the authority to change this policy if it deems it best for the Company at any time. Currently, two separate individuals serve in the positions of Chief Executive Officer and Chairman of the Board of Directors of the Company. We believe that our current leadership structure is optimal for the Company at this time.
Our Board of Directors has eight independent members and one non-independent member, our President and Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the independent oversight of the Board of Directors by the Non-Executive Chairman, benefits our company and our stockholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.
Mr. Geraghty, Dr. Barbier and Mr. Prelack are the Class II directors and their terms will expire at the 2019 annual meeting of stockholders of the Company. Mr. Yoder, Mr. Richman and Dr. Sherman are the Class III directors and their terms will expire at the 2020 annual meeting of stockholders of the Company. Dr. Bizzari, Dr. Kiener and Mr. Kiritsy are the Class I directors and their terms will expire at the 2021 annual meeting of stockholders of the Company. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board of

Directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board of Directors’ assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company.
While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors may elect to delegate oversight responsibility related to certain risks to committees, which in turn would then report on the matters discussed at the committee level to the full Board of Directors. For instance, the Audit Committee could focus on the material risks facing the Company, including operational, market, credit, liquidity and legal risks and the Compensation Committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management.
Stockholder Communications to the Board
Generally, stockholders who have questions or concerns should contact our Investor Relations department at (857) 246-8998. However, any stockholder who wishes to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to Pieris Pharmaceuticals Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109, Attn: Corporate Secretary or via e-mail at auditcommittee@pieris.com. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations and advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.
Executive Officers
The following table sets forth certain information regarding our executive officers who are not also a member of our Board of Directors. Information regarding our other executive officer, our Chief Executive Officer, Stephen S. Yoder, can be found under the caption “The Board of Directors” above.

Name	Age	Position with the Company
Allan Reine, M.D.	44	Senior Vice President, Chief Financial Officer and Treasurer
Louis Matis, M.D.	68	Senior Vice President and Chief Development Officer

Allan Reine, M.D. Dr. Reine joined Pieris Pharmaceuticals, Inc. as Senior Vice President and Chief Financial Officer and Treasurer in August 2017. Prior to joining Pieris, from August 2012 through August 2017, Dr. Reine was a portfolio manager at Lombard Odier Asset Management, where he ran a healthcare portfolio focused on biotechnology and pharmaceutical companies. Before joining Lombard Odier, Dr. Reine served as a healthcare portfolio manager at various funds, from 2003 through August 2012 including Citi Principal Strategies, SAC Capital, Trivium Capital and Alexandra Investment Management. Dr. Reine began his career in 2001 at CIBC World Markets where he worked in both biotechnology investment banking and biotechnology equity research. Dr. Reine received his M.D. from the University of Toronto, and his Bachelor of Science in Statistical Sciences from the University of Western Ontario.
Louis A. Matis, M.D. Louis A. Matis was appointed Senior Vice President and Chief Development Officer in August 2015. Prior to joining Pieris, Dr. Matis served since June 2011 as Executive Director, Strategic Evaluation at Alexion Pharmaceuticals, where he also served from 1993 to 2000, during which time he advanced to the position of Chief Scientific Officer and had a leading role in discovering the first-in-class complement inhibitor monoclonal antibody eculizumab. Before re-joining Alexion in 2011, Dr. Matis served as Chief Executive Officer of CGI Pharmaceuticals, Inc. from 2000 to 2006, and of the Immune Tolerance Institute from 2007 to 2010. From 1977 until joining Alexion in 1993, Dr. Matis held senior research and clinical positions at the National Cancer Institute, or the NCI, National Institutes of Health and the FDA Center for Biologics Evaluation and Research. Dr. Matis received a B.A. from Amherst College, an M.D. from the University of Pennsylvania, Perelman School of Medicine, and his clinical training in Internal Medicine at the University of Chicago Hospitals and Clinics, and in Medical Oncology at the NCI. Dr. Matis is the author of over 120 publications in major scientific and medical journals and is a co-inventor on multiple patents.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
The following table summarizes the compensation earned in each of our fiscal years ended December 31, 2018 and 2017 by our named executive officers, which consisted of our principal executive officer and our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2018 and were serving as executive officers as of such date. We refer to the executive officers listed below as the Named Executive Officers.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Stephen S. Yoder	2018	500,000		212,500	1,866,366	42,142	(2)	2,621,008
Chief Executive Officer	2017	450,000		225,000	564,201	59,293	(3)	1,298,494
Allan Reine, M.D.	2018	386,250		131,325	309,145	44,542	(4)	871,262
Chief Financial Officer	2017	148,352	(5)	150,000	1,662,130	16,704	(6)	1,977,186
Louis Matis, M.D.	2018	391,875		133,238	574,267	24,789	(7)	1,124,169
Chief Development Officer	2017	375,000		150,000	188,348	35,590	(8)	748,938

(1)
These amounts represent the aggregate grant date fair value for the option awards granted during the fiscal years presented, determined in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 10 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	Represents $11,000 for matching contributions we made under our 401(k) Plan and $31,142 for commuting expenses we reimbursed.

(3)	Represents $10,800 for matching contributions we made under our 401(k) Plan and $48,493 for commuting expenses we reimbursed.

(4)	Represents $1,289 for matching contributions we made under our 401(k) Plan and $43,253 for commuting expenses we reimbursed.

(5)	Dr. Reine began employment with us on August 9, 2017. Salary amounts represent the salary actually paid for the fiscal year.

(6)	Represents $16,704 for commuting expenses we reimbursed.

(7)	Represents $24,789 for commuting expenses we reimbursed.

(8)	Represents $35,590 for commuting expenses we reimbursed.
Narrative Disclosure to Summary Compensation Table
Stephen S. Yoder, Chief Executive Officer
Stephen S. Yoder serves as our President and Chief Executive Officer pursuant to an employment agreement dated December 17, 2014, which provides for a continuous term and may be terminated by either party at any time, provided that if Mr. Yoder resigns he shall provide us with at least 90 days’ prior written notice. Pursuant to his employment agreement, Mr. Yoder is eligible to receive an annual discretionary bonus of up to 40% of Mr. Yoder’s then-effective annual base salary, which the Compensation Committee increased to a target of up to 50% effective for 2018, based upon achievement of individual and corporate performance objectives as determined by the Board of Directors or a committee thereof. The Compensation Committee increased Mr. Yoder’s annual base salary to $450,000 for 2017 and $500,000 for 2018. For 2019, the Compensation Committee increased Mr. Yoder’s annual base salary to $515,000.

Pursuant to his employment agreement, Mr. Yoder is prohibited during the term of the agreement, subject to certain exceptions, from (i) accepting any other employment or consultancy, (ii) serving on the board of directors or similar body of any other entity, unless approved by the Chairman of the Board of Directors, and (iii) acquiring, assuming or participating in, directly or indirectly, any financial position, investment or interest known by Mr. Yoder to be adverse or antagonistic to us, our business or prospects, financial or otherwise, or in any competing business.
Mr. Yoder's employment agreement also contains (i) customary confidentiality obligations which are not limited by the term of the agreement, (ii) certain non-compete provisions extending during the term of the agreement and one year thereafter, and (iii) certain non-solicitation provisions during the term of the agreement and for one year thereafter. Mr. Yoder also agreed to assign certain intellectual property rights to us.
Allan Reine, M.D., Chief Financial Officer
Dr. Allan Reine serves as our Senior Vice President, Chief Financial Officer and Treasurer pursuant to an employment agreement dated August 9, 2017, which provides for a continuous term and may be terminated by either party at any time, provided that if Dr. Reine resigns, he shall provide us with at least 90 days’ written notice. Pursuant to this agreement, Dr. Reine received a base salary of $375,000 in 2017, which was increased to $386,250 in 2018, and is eligible to receive an annual discretionary bonus award of up to 40% of his then-current base salary, based upon the achievement of specific individual and/or Company-wide performance goals as determined by the Board of Directors, or a committee thereof, in its sole discretion. The Compensation Committee increased Dr. Reine's annual base salary to $401,700 for 2019. Dr. Reine is entitled to participate in any employee benefit programs, plans and practices on the same terms as other salaried employees on a basis consistent with the participation of other Named Executive Officers.
Dr. Reine, in connection with his employment, was granted an inducement nonqualified stock option to purchase 450,000 shares of our common stock. Twenty-five percent of the option vested on the first anniversary of his employment, with the remaining 75% to vest over the next three years in equal installments on a quarterly basis beginning on the last day of the next calendar quarter after the initial vesting date.
Dr. Reine was also granted an incentive stock option to purchase up to 50,000 shares of our common stock. The incentive option was based on Dr. Reine substantially meeting his 2017 personal objectives: (1) oversight of our corporate finance functions, (2) contributions to our strategy and leadership, (3) oversight of investor and public relations, and (4) management of our treasury functions. As Dr. Reine achieved all of the objectives, the full 50,000 shares will be eligible to vest, with 25% of the shares vesting on February 20, 2019 and the remaining 75% of the shares shall vest in equal installments on a quarterly basis on the last day of each calendar quarter thereafter, subject in each case to Dr. Reine's continued employment in good standing.
Pursuant to his employment agreement, Dr. Reine is prohibited during the term of the agreement, subject to certain exceptions, from (i) accepting any other employment or consultancy or (ii) serving on the board of directors or similar body of any entity, unless such position is approved by the Chief Executive Officer. The agreement with Dr. Reine also contains (i) customary confidentiality obligations which are not limited by the term of the agreement, (ii) certain non-compete provisions extending during the term of the agreement and one year thereafter, (iii) certain non-solicitation provisions during the term of the agreement and for one year thereafter, and (iv) assignment of certain intellectual property rights to us.
Louis Matis, M.D., Chief Development Officer
Dr. Louis Matis serves as our Senior Vice President and Chief Development Officer pursuant to an employment agreement dated July 20, 2015, which provides for a continuous term and may be terminated by either party at any time, provided that if Dr. Matis resigns, he shall provide us with at least 90 days’ written notice. Pursuant to this agreement, the Compensation Committee increased Dr. Matis's annual base salary to $375,000 for 2017 and to $391,875 for 2018, and Dr. Matis is eligible to receive an annual discretionary bonus award of up to 40% of his then-current base salary, based upon the achievement of specific individual and/or Company-wide performance goals as determined by the Board or a committee of the Board in its sole discretion. The Compensation Committee increased Dr. Matis's annual base salary to $403,631 for 2019. Dr. Matis is entitled to participate in any employee benefit programs, plans and practices on the same terms as other salaried employees on a basis consistent with the participation of other senior executive officers.
Pursuant to his employment agreement, Dr. Matis is prohibited during the term of the agreement, subject to certain exceptions, from (i) accepting any other employment or consultancy, (ii) serving on the board of directors or similar body of any other entity, unless approved by the Chief Executive Officer, and (iii) acquiring, assuming or participating in, directly or indirectly, any financial position, investment or interest known by Dr. Matis to be adverse or antagonistic to us, our business or prospects, financial or otherwise, or in any competing business.
The agreement also contains (i) customary confidentiality obligations which are not limited by the term of the agreement, (ii) certain non-compete provisions extending during the term of the agreement and one year thereafter and (iii) certain non-solicitation provisions during the term of the agreement and for one year thereafter. Dr. Matis also agreed to assign certain intellectual property rights to us.
2018 Bonus Payments

On February 19, 2019, our Compensation Committee approved discretionary cash bonus payments to (i) Mr. Yoder in the amount of $212,500, which was equal to 85% of his target bonus amount, (ii) Dr. Reine in the amount of $131,325, which was equal to 85% of his target bonus amount, and (iii) Dr. Matis in the amount of $133,238, which was equal to 85% of his target bonus amount.
Potential Payments upon Termination or Change in Control
Stephen S. Yoder, Chief Executive Officer and President
Mr. Yoder’ employment agreement provides that if Mr. Yoder’s employment is terminated (i) by us without cause or (ii) by him for good reason, then we must pay Mr. Yoder (i) a lump-sum payment equal to 12 months of his base salary, (ii) a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Board of Directors, or a committee thereof, in its sole discretion, (iii) an amount equal to his health insurance premium, paid directly or as a reimbursement to Mr. Yoder, for up to a maximum of 12 months and (iv) all unvested equity awards then held by Mr. Yoder will immediately vest in full and become exercisable. The severance and acceleration of any unvested options is expressly conditioned on Mr. Yoder executing and delivering to us a release of claims.
Mr. Yoder's employment agreement also provides that if within 12 months following a change of control Mr. Yoder’s employment is terminated without cause or Mr. Yoder terminates his employment for good reason, and Mr. Yoder executes and delivers to us a release of claims, then he will receive (i) a lump-sum payment equal to 12 months of his base salary at the time of his termination, (ii) his target bonus amount for the year in which the termination occurs, and (iii) an amount equal to 12 months of his health insurance premium, paid directly or as a reimbursement to Mr. Yoder. In addition, all outstanding unvested equity awards will immediately vest in full and become exercisable following termination and any forfeiture restrictions will immediately lapse.
Cause is defined as the occurrence of any of the following events, as determined by the Board of Directors or a committee designated by the Board of Directors, in its sole discretion: (i) Mr. Yoder’s commission of any felony or any crime involving fraud, dishonesty, or moral turpitude under the laws of Germany, the United States or any state thereof; (ii) Mr. Yoder’s attempted commission of, or participation in, a fraud against us; (iii) Mr. Yoder’s intentional, material violation of any contract or agreement between Mr. Yoder and us or of any statutory duty owed to us; (iv) Mr. Yoder’s unauthorized use or disclosure of our confidential information or trade secrets; or (v) Mr. Yoder’s gross misconduct.
Good reason means Mr. Yoder’s resignation from all positions he then holds with us if (i) (a) there is a material diminution in Mr. Yoder’s duties and responsibilities with us; (b) there is a material reduction of Mr. Yoder’s base salary; provided, however, that a material reduction in Mr. Yoder’s base salary pursuant to a salary reduction program affecting all or substantially all of our employees and that does not adversely affect Mr. Yoder to a greater extent than other similarly situated employees shall not constitute good reason; or (c) Mr. Yoder is required to relocate Mr. Yoder’s primary work location to a facility or location that would increase Mr. Yoder’s one-way commute distance by more than 50 miles from Mr. Yoder’s primary work location as of immediately prior to such change, (ii) Mr. Yoder provides written notice outlining such conditions, acts or omissions to us within 30 days immediately following such material change or reduction, (iii) such material change or reduction is not remedied by us within 30 days following our receipt of such written notice and (iv) Mr. Yoder’s resignation is effective not later than 30 days after the expiration of such 30 day cure period.
Allan Reine, M.D., Chief Financial Officer
Dr. Reine’s employment agreement provides that if Dr. Reine’s employment is terminated (i) by us without cause or (ii) by him for good reason, then Dr. Reine will be entitled to receive (a) six months of his base salary, (b) a bonus equal to his target bonus amount, prorated based on the total number of days elapsed in the calendar year as of the termination date if, as of the date of termination, the Company and Dr. Reine were “on target” to achieve all applicable performance goals, and (c) continuation of COBRA health insurance premiums at the Company’s then-normal rate of contribution for 12 months. In addition, outstanding equity awards held by Dr. Reine shall automatically become vested and, if applicable, exercisable and any forfeiture restrictions shall immediately lapse with respect to 75% of the then unvested equity awards. The severance and acceleration of any unvested options is expressly conditioned on Dr. Reine executing and delivering to us a release of claims.
Dr. Reine's employment agreement also provides that if within 12 months following a change of control Dr. Reine's employment is terminated without cause or Dr. Reine terminates his employment for good reason, and Dr. Reine executes and delivers to us a release of claims, then he will receive (a) 12 months of his base salary, (b) his target bonus amount for the year in which the termination occurs, and (c) continuation of COBRA health insurance premiums at our then-normal rate of contribution for 12 months. In addition, all then outstanding unvested equity awards held by Dr. Reine shall immediately vest in full and, if applicable, become exercisable and all forfeiture restrictions shall immediately lapse.
Louis Matis, M.D., Chief Development Officer
Dr. Matis's employment agreement provides that if Dr. Matis’s employment is terminated (i) by us without cause or (ii) by him for good reason, then Dr. Matis will be entitled to receive (a) six months base salary (b) an amount equal to his target bonus amount, prorated based on the total number of days elapsed in the calendar year as of the termination date if, as of the date of termination, we and Dr. Matis were “on target” to achieve all applicable performance goals and (c) continuation of COBRA health insurance premiums at our then-normal rate of contribution for 12 months. In addition, outstanding equity awards held by Dr. Matis shall automatically become vested and, if applicable, exercisable and any forfeiture restrictions shall immediately lapse with respect to 75% of the then unvested equity awards.
If, in connection with a change of control of Pieris, Dr. Matis’s employment is terminated without cause or Dr. Matis terminates his employment for good reason, he will be entitled to receive (a) 12 months of his base salary, (b) the target bonus amount for the year of termination and (b) continuation of COBRA health insurance premiums at our then-normal rate of contribution for 12 months. In the case of such a termination in connection with a change in control, outstanding equity awards held by Dr. Matis shall automatically become vested and if, applicable, exercisable and all forfeiture restrictions shall immediately lapse.
“Good reason” for Dr. Reine and Dr. Matis shall mean the executive’s resignation from all positions he then holds with us if (i) (A) there is a material diminution in the executive’s duties and responsibilities with us or in job title; (B) there is a material reduction of the executive’s base salary; provided, however, that a material reduction in the executive’s base salary pursuant to a salary reduction program affecting all or substantially all of our employees and that does not adversely affect the executive to a greater extent than other similarly situated employees shall not constitute good reason; or (C) the executive is required to relocate the executive’s primary work location to a facility or location that would increase the executive’s one-way commute distance by more than 50 miles from the executive’s primary work location as of immediately prior to such change, (ii) the executive provides written notice outlining such conditions, acts or omissions to us within 30 days immediately following such material change or reduction, (iii) such material change or reduction is not remedied by us within 30 days following our receipt of such written notice and (iv) the executive’s resignation is effective not later than 30 days after the expiration of such 30 day cure period.
“Change of control” for each of the executives shall be deemed to occur (i) when any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, or the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities (excluding for this purpose any such voting securities held by us or our affiliates or by any employee benefit plan of ours) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or (ii) a merger or consolidation of us whether or not approved by the Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (iii) the sale or disposition by us of all or substantially all of our assets in a transaction requiring stockholder approval.
Outstanding Equity Awards at Fiscal Year-End
The table below summarizes the aggregate stock and option awards held by our named executive officers as of December 31, 2018.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Stephen S. Yoder	1,280,000	(1)	-	(1)	-	2.00	12/17/2024
Chief Executive Officer	338,250	(2)	153,750	(2)	-	1.52	2/12/2026
	190,028		244,322	(3)	-	1.99	2/23/2027
			325,000	(4)		8.56	2/20/2028
Allan Reine, M.D.	140,625		309,375	(5)	-	5.00	8/9/2027
Chief Financial Officer	-		50,000	(6)	-	5.00	8/9/2027
			53,833			8.56	2/20/2028
Louis Matis, M.D.	406,250		93,750	(7)	-	3.36	8/17/2025
Chief Development Officer	63,438		81,562	(3)	-	1.99	2/23/2027
			100,000	(4)		8.56	2/20/2028

(1)	The option award is fully vested.

(2)
The option award has a grant date of February 12, 2016 and vests pursuant to the following schedule: 25% of the options vested on the one-year anniversary of the grant date and the remaining 75% of the option shall vest ratably over three years in equal installments on a quarterly basis thereafter.

(3)
The option award has a grant date of February 23, 2017 and vests pursuant to the following schedule: 25% of the options vests on the one-year anniversary of the grant date and 75% of the option shall vest ratably over three years in equal installments on a quarterly basis beginning on the last day of the next calendar quarter after the date of grant.

(4)
The option award has a grant date of February 20, 2018 and vests pursuant to the following schedule: 25% of the options vested on January 1, 2019 and the remaining 75% of the option shall vest 6.25% of the option shares at the end of each successive three-month period thereafter.

(5)
The option award has a grant date of August 9, 2017 and vests pursuant to the following schedule: 25% of the options vests on the one-year anniversary of the grant date and 75% of the option shall vest ratably over three years in equal installments on a quarterly basis beginning on the last day of the next calendar quarter after the date of grant.

(6)
The option award has a grant date of August 9, 2017 and a grant of an option for up to 50,000 shares of common stock could be earned based on achievement of 2017 personal objectives. The Compensation Committee determined on February 20, 2018 that all of the objectives had been met and 100% of the award was earned. Therefore, 25% of the shares vested on February 20, 2019 and the remaining 75% of the shares shall vest in equal installments on a quarterly basis on the last day of the next calendar quarter thereafter.

(7)
The option award has a grant date of August 17, 2015 and vests pursuant to the following schedule: 25% of the options vested on the one-year anniversary of the grant date and the remaining 75% of the option vested ratably over three years in equal installments on a quarterly basis thereafter. The option award is now fully vested.

Clawback Policy
We have adopted an incentive compensation recoupment policy that is applicable to our executive officers, and such other of our senior executives as may be determined by the Compensation Committee. If we determine that we must restate our financial results as reported in a periodic or other report filed with the SEC to correct an accounting error due to material noncompliance with any financial reporting requirement under the U.S. securities laws, we will seek to recover, at the direction of the Compensation Committee, after it has reviewed the facts and circumstances that led to the requirement of the restatement and the costs and benefits of seeking recovery, incentive compensation, both cash and equity-based, awarded or paid within one year following the filing of the financial report giving rise to the restatement to an officer covered by the policy whose intentional misconduct caused or contributed to the need for the restatement for a fiscal period if a lower award or payment would have been made to such officer based on the restated financial results.
Director Compensation
Our director compensation program is administered by our Board with the assistance of the Compensation Committee. The Compensation Committee conducts an annual review of director compensation and makes recommendations to the Board with respect thereto. The Compensation Committee has periodically engaged the services of Pearl Meyer, a national executive compensation consulting firm, to review and provide recommendations concerning the Company's non-employee director compensation policy. In November 2017, our Board of Directors approved an amended director compensation policy applicable to our non-employee directors. The policy provides for annual cash compensation of $35,000 for each non-employee member of the Board of Directors. In addition, the policy provides that the Chairperson of the Board of Directors receives additional annual cash compensation of $30,000, the chair of the Audit Committee receives additional annual cash compensation of $15,000; the chair of the Compensation Committee receives additional annual cash compensation of $10,000; and the chair of the Nominating and Corporate Governance Committee receives additional annual cash compensation of $7,500. Each member of the Audit Committee other than the chair receives $7,500 additional cash compensation, each member of the Compensation Committee other than the chair receives $5,000 additional cash compensation and each member of the Nominating and Corporate Governance Committee other than the chair receives $3,750 additional cash compensation. In October 2018, this policy was further amended to include that the chair of the Science and Technology Committee would receive additional annual cash compensation of $10,000 and that each member of the Science and Technology Committee other than the chair would receive additional annual cash compensation of $5,000.

The director compensation policy, as amended and restated in 2017, provided that upon appointment, each new non-employee director receives an option to purchase 30,000 shares of our common stock and each ongoing non-employee director receives an option to purchase 20,000 shares on January 25 of each year. The Chairperson of the Board also receives an additional annual option to purchase 5,000 shares and any newly appointed Chairperson of the Board receives an initial additional option to purchase 40,000 shares. All options granted under the amended and restated policy have an exercise price equal to the fair market value of the Company’s common stock on the grant date, terminate 10 years after the grant date and have vested in equal quarterly installments at the end of each quarter following the grant date. The October 2018 amendments to the policy changed the vesting period of such awards from vesting in equal quarterly installments at the end of each quarter following the grant date to vesting one year after the initial date of grant, provided, however, that the initial additional option to the Chairperson vests as to 25% on the first anniversary of the date of the Chairman's appointment as Chairman, with the remaining 75% vesting in 12 equal quarterly installments at the end of each full fiscal quarter following the initial vesting date.

In April 2019, the director compensation policy was further amended to provide that, beginning in 2020, the annual equity grants to each continuing non-employee director would be awarded on the date of the meeting of the Board coincident with or immediately following the Company’s annual meeting of stockholders rather than on January 25 of each year and will vest on the date of the next regular annual stockholders meeting. An interim stock option will be granted to each continuing non-employee director on January 25, 2020 to purchase 10,000 shares, with an additional interim grant to the Chairperson of the Board to purchase 2,500 shares.

The table below summarizes all compensation earned by each of our non-employee directors for services performed during our fiscal year ended December 31, 2018. Mr. Yoder is not in the table below because he receives no separate compensation for his services as a director of our Company, and all of the compensation earned by Mr. Yoder during our 2018 fiscal year as an executive officer of our Company is reflected in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (11)	Total ($)
James Geraghty (2)	74,531	125,324	199,855
Michael Richman (3)	44,145	100,259	144,404
Steven Prelack (4)	50,000	100,259	150,259
Jean-Pierre Bizzari, M.D. (5)	39,693	100,259	139,952
Christopher Kiritsy (6)	52,500	100,259	152,759
Ann Barbier, M.D., Ph.D. (7)	25,471	128,557	154,028
Peter Kiener, D.Phil. (8)	14,238	91,277	105,515
Matthew L. Sherman, M.D. (9)	8,678	91,277	99,955
Julian Adams (10)	24,022	100,259	124,281

(1)
Includes payment of annual fees for Board and committee service in the form of fully exercisable options to purchase common stock in lieu of cash, pursuant to the Director Compensation Policy, to Mr. Richman ($44,219). The amount reflects the grant date fair value of the options computed in accordance with FASB ASC Topic 718. Mr. Richman received options to purchase 2,243 shares of common stock at an exercise price of $7.72 on January 25, 2018, 2,665 shares of common stock at an exercise price of $6.43 on April 25, 2018, 2,837 shares of common stock at an exercise price of $5.92 on July 25, 2018 and 3,829 shares of common stock at an exercise price of $4.36 on October 25, 2018

(2)	As of December 31, 2018, James Geraghty held option awards for 95,000 shares at exercise prices ranging from $3.94 to $7.72.

(3)	As of December 31, 2018, Michael Richman held option awards for 212,044 shares at exercise prices ranging from $1.59 to $7.72.

(4)	As of December 31, 2018, Steven Prelack held option awards for 90,000 shares at an exercise price ranging from $1.59 to $7.72.

(5)	As of December 31, 2018, Jean-Pierre Bizzari, M.D. held option awards for 90,000 shares at an exercise price ranging from $1.59 to $7.72.

(6)	As of December 31, 2018, Christopher Kiritsy held option awards for 70,000 shares at exercise prices ranging from $1.59 to $7.72.

(7)	As of December 31, 2018, Ann Barbier, M.D., Ph.D. held option awards for 30,000 shares at an exercise price of $6.43.

(8)	As of December 31, 2018, Peter Kiener, D.Phil. held option awards for 30,000 shares at an exercise price of $4.46.

(9)	As of December 31, 2018, Matthew L. Sherman, M.D. held option awards for 30,000 shares at an exercise price of $4.46.

(10)	Julian Adams was not nominated for re-election when his term ended on July 24, 2018 and as of December 31, 2018, he did not hold any option awards.

(11)
These amounts represent the aggregate grant date fair value of option awards granted to each director in fiscal year 2017 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 10 to our Financial Statements, included in our Annual Report for the year ended December 31, 2018.

REPORT OF AUDIT COMMITTEE
The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:
The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board of Directors, which is available on our website at www.pieris.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2018, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management and Ernst & Young LLP, our independent registered public accounting firm;

•	Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 16 - Communications with Audit Committees;

•
Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young LLP their independence; and

•
Considered the status of pending litigation, if any, internal controls, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

Members of the Pieris Pharmaceuticals, Inc.
Audit Committee

Steven Prelack, Chairman
Christopher Kiritsy
James Geraghty
Peter Kiener

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, requires directors, executive officers, and persons owning more than 10% of any class of a company’s equity securities registered under Section 12 of the Exchange Act to file reports on a timely basis on the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of such equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish those companies copies of all Section 16(a) forms they file.
Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis during the year ended December 31, 2018, with the exception of two Form 4 filings related to one transaction for each of Louis Matis and Stephen Yoder, and one Form 4 filing related to two transactions for Allan Reine, each of which were inadvertently filed two days late on February 26, 2018.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Party Transactions
Except as described below, since January 1, 2018, there has not been, nor is there currently proposed, any transaction to which we are or were a party in which the amount involved exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.
Indemnification Agreements with Directors and Executive Officers
We have entered into indemnification agreements with each of our directors and executive officers. Each of those indemnification agreements is in the form approved by our Board of Directors. Those indemnification agreements require that, under the circumstances and to the extent provided for therein, we indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits and proceedings by reason of the fact that such person is or was a director, officer, employee or agent of our company, any entity that was a predecessor corporation of our company or any of our affiliates. The rights of each person who is a party to such an indemnification agreement are in addition to any other rights such person may have under applicable Nevada law, our Articles of Incorporation, our Bylaws, any other agreement, a vote of our stockholders, a resolution adopted by our Board of Directors or otherwise.
Share Exchange with BVF
On January 30, 2019, we entered into an agreement with certain entities affiliated with BVF, which beneficially owns more than 5% of our outstanding common stock, pursuant to which we agreed to exchange an aggregate of 5,000,000 shares of our common stock owned by such entities affiliated with BVF for 5,000 shares of our newly designated Series B Preferred Stock, each share of which is convertible into 1,000 shares of our common stock, subject to certain ownership restrictions (the “Exchange”). The Exchange closed on February 1, 2019 and the closing price per share of our common stock on such date was $2.91. For additional information on the Exchange and the shares of Series B Preferred Stock issued to BVF in the Exchange, see our Current Report on Form 8-K and exhibits thereto filed with the SEC on February 4, 2019, our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2019, as well as footnote 1 to the beneficial ownership table in the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.”

Review, Approval or Ratification of Transactions with Related Persons
Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest.
Director Independence
Our Board of Directors undertook a review of the composition of our Board of Directors and independence of each of our current and former directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of James Geraghty, Jean-Pierre Bizzari, Michael Richman, Peter Kiener, Christopher Kiritsy, Steven Prelack, Ann Barbier and Matthew L. Sherman qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Stephen S. Yoder would not qualify as “independent” under applicable Nasdaq Listing Rules applicable to the Board of Directors generally or to separately designated board committees because he currently serves as our Chief Executive Officer. In making such determinations, our Board of Directors considered the relationships that each of our non-employee directors has with our company and all other facts and circumstances deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Subject to some exceptions, Nasdaq Listing Rule 5605(a)(2) provides that a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that a director cannot be an “independent director” if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us within the preceding three years, other than for service as a director or benefits under a tax-qualified retirement plan or non-discretionary compensation (or, for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the Compensation Committee; or (f) the director or a member of the director’s immediate family is an executive officer, partner or controlling stockholder of a company that makes payments to, or receives payments from, us in an amount which, in any 12-month period during our past three fiscal years, exceeds the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs). Additionally, in order to be considered an independent member of an audit committee under Rule 10A-3 of the Exchange Act, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other committee of the Board of Directors, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the applicable company or any of its subsidiaries or otherwise be an affiliated person of the applicable company or any of its subsidiaries. To be considered an independent member of the compensation committee under Rule 10C-1 under the Exchange Act, the Board must consider and determine whether a director has a relationship to such company that is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

ELECTION OF DIRECTORS
(Notice Item 1)
On April 30, 2019 the Board of Directors nominated James Geraghty and Ann Barbier for election at the annual meeting, both of whom are incumbent directors. The Board of Directors currently consists of nine members, classified into three classes as follows: (1) James Geraghty, Ann Barbier and Steven Prelack constitute a class with a term that expires at the upcoming annual meeting; (2) Stephen S. Yoder, Michael Richman, and Matthew L. Sherman constitute a class with a term ending at the 2020 annual meeting; and (3) Jean-Pierre Bizzari, Peter Kiener and Christopher Kiritsy constitute a class with a term ending at the 2021 annual meeting. Steven Prelack will be retiring from the Board as of the annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.
The Board of Directors has voted to nominate James Geraghty and Ann Barbier for election at the annual meeting for a term of three years to serve until the 2022 annual meeting of stockholders, and until their respective successors are duly elected and qualified.
The Class I directors (Jean-Pierre Bizzari, Peter Kiener and Christopher Kiritsy) and Class III directors (Stephen S. Yoder, Michael Richman and Matthew L. Sherman) will serve until the annual meeting of stockholders to be held in 2021 and 2020, respectively, and until their respective successors have been duly elected and qualified.
Unless authority to vote for the nominee is withheld, the shares represented by properly completed proxies will be voted FOR the election as director of James Geraghty and Ann Barbier. In the event that any nominee becomes unable or unwilling to serve, the shares represented by properly completed proxies will be voted for the election of such other person as the Board of Directors may recommend in such nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
The two nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. Votes withheld and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the elections.
THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF JAMES GERAGHTY AND ANN BARBIER AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

APPROVAL OF THE 2019 EMPLOYEE, DIRECTOR
AND CONSULTANT EQUITY INCENTIVE PLAN
(Notice Item 2)
On April 30, 2019, our Board of Directors unanimously approved, subject to stockholder approval at the meeting, the adoption of the 2019 Plan. The 2019 Plan will initially allow us to issue up to 2,750,000 shares of our common stock pursuant to awards granted under the 2019 Plan. If the 2019 Plan is approved by stockholders, our 2018 Plan will terminate and no additional awards will be made thereunder after July 31, 2019 (or under any other plan except the 2019 Plan and our 2018 employee stock purchase plan). However, all outstanding awards under the 2018 Plan will remain in effect.
The 2019 Plan is being submitted to stockholders for approval at the meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Approval by our stockholders of the 2019 Plan is also required by the listing rules of the Nasdaq Stock Market.
We believe that the effective use of stock-based long-term compensation is vital to our ability to achieve strong performance in the future. Awards under the 2019 Plan are intended to attract, retain and motivate key individuals, further align employee and stockholder interests, and closely link compensation with our corporate performance. We believe that the 2019 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees, consultants and directors.
The Board of Directors believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2018 Plan (1,126,421 shares as of June 10, 2019) is not sufficient for future granting needs. Accordingly, the 2019 Plan has initially fixed the number of shares of common stock authorized for issuance thereunder at 2,750,000 shares. Based solely on the closing price of our common stock as reported on the Nasdaq Stock Market on June 10, 2019 ($4.09), the market value of the 2,750,000 shares that would be available for issuance under the 2019 Plan would be $11,247,500.
The Compensation Committee has considered our historical annual burn rate in granting awards and believes that our burn rate is reasonable for a clinical-stage biotechnology company that is prudently planning for success. The following table shows our adjusted net 3-year burn rate history:

	CY18	CY17	CY16	3 Year Average
Adjusted Net Burn Rate as a % of Outstanding Shares (1)	3.0%	4.8%	5.4%	4.4%

(1)
Net burn rate is calculated as (a) shares subject to awards granted during the applicable calendar year, minus shares subject to awards that were forfeited, canceled or terminated (other than upon exercise) during the applicable calendar year, divided by (b) the weighted average common shares outstanding during the applicable calendar year.

The 2019 Plan includes the following provisions:

•
No Liberal Share Recycling: Shares that are withheld to satisfy any tax withholding obligation related to any award or for payment of the exercise price or purchase price of any award under the 2019 Plan will not again become available for issuance under the 2019 Plan.

•
No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices or measurement prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

•
No Repricing without Stockholder Approval: At any time when the exercise price of a stock option or measurement price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option or measurement price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.

•
No Transferability: Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee. In no event shall any award be transferred for value.

•
No Dividends: The 2019 Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of such dividends or dividend equivalents to be paid upon vesting.

•
Limits on Director Grants: The 2019 Plan limits the number of shares to be granted to any non-employee director in any calendar year to an aggregate grant date fair value of $400,000 except for grants made pursuant to an election by a non-employee director to receive a grant of equity in lieu of cash for any cash fees to be received for service on the Board or any committee thereof or in connection with a non-employee director initially joining the Board.

•	Limit the Number of Full Value Shares: The 2019 Plan provides that no more than 100,000 shares may be issued as “full value” awards.

•
Provide for a Minimum Vesting Period: No award under the 2019 Plan may be granted with a vesting schedule providing for exercisability or the lapsing of restrictions or repurchase rights over a period of less than one year from the date of grant (except that awards with a shorter vesting schedule may be granted with respect to a maximum of 5% of the shares reserved for issuance under the 2019 Plan; awards to non-employee directors with vesting at the end of the approximately one-year period beginning on the date of an annual stockholders meeting and ending on the date of the next regular stockholders meeting will not be counted against the 5% limitation).

•	Clawback Policy: The awards shall be subject to the Company’s Clawback Policy.

Summary of Material Features of the 2019 Plan
The following description of the material features of the 2019 Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the 2019 Plan that is attached to this proxy statement as Exhibit A.
Eligibility.
The 2019 Plan allows us, under the direction of the Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, directors and consultants (approximately 135 employees and directors as of June 10, 2019) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success provided that no more than 100,000 shares shall be issued as “full value” awards.
Shares Available for Issuance.
The 2019 Plan provides for the issuance of up to (i) 2,750,000 shares plus (ii) the number of shares underlying any stock option and other stock-based awards previously granted under the 2018 Plan, the 2016 Plan or 2014 Plan that are forfeited, canceled, or terminated (other than by exercise) on or after July 31, 2019; provided that no more than 8,766,814 shares, which is approximately the number of shares subject to currently outstanding stock option and other stock-based awards outstanding under the 2018 Plan, the 2016 Plan and 2014 Plan, may be added to the 2019 Plan pursuant to such forfeitures, cancellations and terminations. Shares of common stock reserved for awards under the 2019 Plan that are forfeited, canceled or terminated (other than by exercise) generally are added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. In addition, shares purchased by us with the proceeds of the option exercise price of any option award may not be reissued under the 2019 Plan.
The 2019 Plan limits the number of shares to be issued as “full-value” awards to 100,000. These are awards that have an intrinsic value that is not solely dependent on appreciation in the price of our common stock after the date of grant such as restricted stock and restricted stock units. In addition, the aggregate grant date fair value of awards to any non-employee director in any calendar year may not exceed $400,000, except that this limitation shall not apply to stock-based awards made pursuant to an election by a non-employee director to receive such stock-based award in lieu of cash for all or a portion of cash fees to be received for service on our Board of Directors or any committee thereof or in connection with a non-employee director initially joining the Board.
In addition, no award under the 2019 Plan may be granted with a vesting schedule providing for exercisability or the lapsing of restrictions or repurchase rights over a period of less than one year from the date of grant (except that awards with a shorter vesting schedule may be granted with respect to a maximum of 5% of the shares reserved for issuance under the 2019 Plan and awards to non-employee directors with vesting at the end of the approximately one-year period beginning on the date of an annual stockholders meeting and ending on the date of the next regular stockholders meeting will not be counted against the 5% limitation).
Stock Options.
Stock options granted under the 2019 Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The term of stock options granted under the 2019 Plan may not be longer than ten years. Moreover, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.
Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability. Options, however, will not be exercisable if the termination of service was due to cause.
Restricted Stock.
Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.
During the restricted period, the holder of restricted stock has certain of the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the shares, but he or she may not sell the shares until the restrictions are lifted. In addition, dividends may accrue but shall not be paid prior to and only to the extent that, the shares subject to the restrictions vest.
Restricted Stock Units and Performance Stock Units.
Restricted stock units and performance stock units are the grant of phantom shares that provide the grantee with the right to receive shares of common stock in the future based on the grantee providing continuing service for the period specified in the award agreement in the case of restricted stock units and until the performance goals are met in the case of performance stock units. If the vesting is achieved the grantee shall be entitled to receive such number of shares based on the number of units specified in the award agreement. Dividend equivalents may accrue but shall not be paid prior to and only to the extent that, the grantee receives the shares related to the stock units upon vesting. If the grantee does not satisfy the vesting conditions by the end of the applicable period specified in the award agreement the award is forfeited and shares are not issued.

Other Stock-Based Awards.
The 2019 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to, stock appreciation rights, phantom stock awards, deferred stock units and unrestricted stock awards. Under no circumstances may the agreement covering stock appreciation rights (a) have an exercise price per share that is less than 100% of the fair market value per share of our common stock on the date of grant or (b) expire more than ten years following the date of grant.
Plan Administration.
In accordance with the terms of the 2019 Plan, our Board of Directors has authorized the Compensation Committee to administer the 2019 Plan. The Compensation Committee may delegate part of its authority and powers under the 2019 Plan, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Exchange Act. In accordance with the provisions of the 2019 Plan, the Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2019 Plan.

In addition, the Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2019 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.
Stock Dividends and Stock Splits.
If our common stock is subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock thereafter deliverable upon the exercise of an outstanding option or upon issuance under another type of award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the per share purchase price and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.
Other Dividends.
Dividends (other than stock dividends as described above) may accrue but are not payable prior to the time, and only to the extent that, restrictions or rights to reacquire shares subject to awards have lapsed.
Corporate Transactions.
Upon a merger, consolidation or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2019 Plan:
As to outstanding options, either:

•
make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options either the consideration payable with respect to the outstanding shares of common stock in connection with the corporate transaction or securities of any successor or acquiring entity; or

•
upon written notice to the participants, provide that such options must be exercised (either to the extent then exercisable or made partially or fully exercisable), within a specified number of days of the date of such notice, at the end of which period such options which have not been exercised shall terminate; or

•
terminate such options in exchange for payment of an amount equal to the consideration payable upon consummation of such corporate transaction to a holder of the number of shares of common stock into which such option would have been exercisable (either to the extent then exercisable or made partially or fully exercisable), less the aggregate exercise price thereof.

As to outstanding stock grants:

•
make appropriate provision for the continuation of such stock grants on the same terms and conditions by substituting on an equitable basis for the shares then subject to such stock grants either the consideration payable with respect to the outstanding shares of common stock in connection with the corporate transaction or securities of any successor or acquiring entity; or

•
provide that, upon consummation of the corporate transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such corporate transaction to a holder of the number of shares of common stock comprising such stock grant (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the administrator, all forfeiture and repurchase rights being waived upon such corporate transaction).

Amendment and Termination.
The 2019 Plan may be amended by our stockholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires stockholder approval as required (1) by the rules of the Nasdaq Stock Market, (2) in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code, or (3) for any other reason, is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights of a holder under any outstanding awards without the holder’s consent. Other than in connection with stock dividends, stock splits and corporate transactions, as summarized above, (i) the exercise price of an option may not be reduced, (ii) an option may not be canceled in exchange for a replacement option having a lower exercise price, or for another award or for cash, and (iii) no other action may be taken that is considered a direct or indirect “repricing,” in each case without stockholder approval.
Duration of the 2019 Plan.
The 2019 Plan will expire on April 30, 2029. No awards may be made after termination of the 2019 Plan, although previously granted awards may continue beyond the termination date in accordance with their terms.
Federal Income Tax Consequences
The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2019 Plan, based on the current provisions of the Code and regulations are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2019 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.
Incentive Stock Options.
Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.
Non-Qualified Options.
Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options, will be treated as options that are not incentive stock options.
A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee's compensation income.
An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.
Stock Grants.
With respect to stock grants under the 2019 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
Stock Units.
The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
New Plan Benefits
The following table shows the total number of annual awards expected to be made under the 2019 Plan to our non-employee directors as described under “Director Compensation” beginning on page 24, which awards would first be made on or about the date of the 2020 annual meeting of stockholders and are subject to the approval of the 2019

Plan by our stockholders. In addition, on January 25, 2020, an interim stock option award will be granted under the 2019 Plan to each non-employee director to purchase 10,000 shares with an additional interim grant to the Chairperson of the Board to purchase 2,500 shares, subject to the approval of the 2019 Plan by our stockholders.

Name and Position	Option Awards (#)
Member of the Board	20,000
Chairperson of the Board	25,000

Except as set forth above, the amount of any future grants under the 2019 Plan are subject to the discretion of the Compensation Committee, and therefore future awards to our named executive officers, our current executive officers as a group and our other employees under the 2019 Plan are not determinable.
Vote Required
The affirmative vote of a majority of the votes cast, either affirmatively or negatively, at a meeting at which a quorum is present is required to approve the 2019 Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the 2019 Plan. As a result, any shares not voted by a customer for the 2019 Plan will be treated as a broker non-vote. Provided that a quorum is met, such broker non-votes will have no effect on the results of this vote.
Equity Compensation Plans
The following table sets forth information as of December 31, 2018 with respect to existing compensation plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Securityholders	6,850,047	(1)	3.76	3,330,034	(2)
Equity Compensation Plans Not Approved by Securityholders	1,125,000	(3)	4.41	-
Total	7,975,047			3,330,034

(1)	All shares are to be issued pursuant to our 2014 Plan, 2016 Plan, 2018 Plan and our 2018 ESPP.

(2)	Comprised of 2,830,034 shares available for issuance under our 2018 Plan and 500,000 shares available for sale under the 2018 ESPP.

(3)
Pursuant to a Stock Option Agreement with Dr. Matis, dated August 17, 2015, Dr. Matis was granted an option to purchase 500,000 shares of Common Stock at a price per share of $3.36, as an inducement material to his entering into employment with us. The grant has a term of 10 years and is subject to a vesting schedule of four years, with 25% of the shares vesting on August 17, 2016 and 6.25% of the shares vesting each quarter thereafter, subject to his continued employment with the Company.

Pursuant to a Stock Option Agreement with Dr. Reine dated August 9, 2017, Dr. Reine was granted an option to purchase 450,000 shares of Common Stock at a price per share of $5.00, as an inducement material to his entering into employment with us. The grant has a term of 10 years and is subject to a vesting schedule of four years, with 25% of the shares vesting on August 17, 2018 and 6.25% of the shares vesting each quarter thereafter, subject to his continued employment with the Company.

Pursuant to a Stock Option Agreement with Dr. Ingmar Bruns, dated October 12, 2017, Dr. Bruns was granted an option to purchase 175,000 shares of Common Stock at a price per share of $5.87, as an inducement material to his entering into employment with us. The grant has a term of 10 years and is subject to a vesting schedule of four years, with 25% of the shares vesting on October 12, 2018 and 6.25% of the shares vesting each calendar quarter beginning March 31, 2019, subject to his continued employment with the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE 2019 PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Notice Item 3)
The Audit Committee has appointed Ernst & Young LLP, or EY LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2019. The Board of Directors proposes that the stockholders ratify this appointment. EY LLP audited our financial statements for the fiscal year ended December 31, 2018. We expect that representatives of EY LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint EY LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with EY LLP and concluded that EY LLP has no commercial relationship or other relationships with the Company that would impair its independence for the fiscal year ending December 31, 2019.
On April 4, 2016, the Audit Committee engaged EY LLP as the Company’s independent registered public accounting firm to act as the principal accountant to audit our financial statements.
The following table presents fees for professional audit services rendered by EY LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2018 and December 31, 2017 and fees billed for other services rendered by EY LLP during the period:

	2018	2017
Audit Fees: (1)	$1,422,900	$995,650
Audit Related Fees:	—	—
Tax Fees:	—	—
All Other Fees:	—	—
Total	$1,422,900	$995,650

(1)
Audit fees consisted of audit work performed on the annual financial statements, review of quarterly financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as the provision of consents in connection with the filing of registration statements, Current Reports on Form 8-K and related amendments and statutory audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1. Audit services include audit work performed on the annual financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget at year end by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of EY LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF EY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS
We have adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all our employees, including our Chief Executive Officer and Chief Financial and Accounting Officer. Our Corporate Code of Conduct and Ethics and Whistleblower Policy is posted on our website at www.pieris.com and will be made available to stockholders without charge, upon request, in writing to Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109, Attn: Corporate Secretary. Disclosure regarding any amendments to, or waivers from, provisions of the Corporate Code of Conduct and Ethics and Whistleblower Policy that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS
Our Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2020 annual meeting of stockholders, we must receive stockholder proposals by February 22, 2020. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals to be included in the proxy statement. To be considered for presentation at the 2020 annual meeting, although not included in the proxy statement, proposals (including director nominations) must be received no earlier than April 2, 2020 and no later than May 2, 2020. However, if the date of the 2020 annual meeting is more than 30 days earlier or more than 30 days later than the anniversary date of the 2019 annual meeting, notice must be received no earlier than 120 days and not later than (i) 90 days prior to such annual meeting or (ii) the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Proposals that are not received in a timely manner will not be voted on at the 2020 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Stockholders are advised to review our Bylaws, which also specify requirements as to the form and content of a stockholder’s notice. All stockholder proposals should be sent to Pieris Pharmaceuticals, Inc., 255 State Street, 9th Floor, Boston, Massachusetts 02109, Attn: Corporate Secretary.
Boston, Massachusetts
June 18, 2019

Exhibit A
PIERIS PHARMACEUTICALS, INC.
2019 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

1.	DEFINITIONS.
Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Pieris Pharmaceuticals, Inc. 2019 Employee, Director and Consultant Equity Incentive Plan, have the following meanings:
Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term “Administrator” means the Committee.
Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
Agreement means an agreement between the Company and a Participant pertaining to a Stock Right delivered pursuant to the Plan, in such form as the Administrator shall approve.
Board of Directors means the Board of Directors of the Company.
Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non‑feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.
Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.
Committee means the committee of the Board of Directors, if any, to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.
Common Stock means shares of the Company’s common stock, $0.001 par value per share.
Company means Pieris Pharmaceuticals, Inc., a Nevada corporation.
Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.
Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.
Director means a member of the Board of Directors.

Directors’ Compensation Year means the approximately one-year period beginning on the date of each regular annual stockholders meeting and ending on the date of the next regular annual stockholders meeting.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or Director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Fair Market Value of a Share of Common Stock means:
(1)If the Common Stock is listed on a national securities exchange or traded in the over‑the‑counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;
(2)If the Common Stock is not traded on a national securities exchange but is traded on the over‑the‑counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and
(3)If the Common Stock is neither listed on a national securities exchange nor traded in the over‑the‑counter market, such value as the Administrator, in good faith, shall determine.
ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.
Non‑Qualified Option means an option which is not intended to qualify as an ISO.
Option means an ISO or Non‑Qualified Option granted under the Plan.
Participant means an Employee, Director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.
Performance Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.
Performance Goals means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.
Plan means this Pieris Pharmaceuticals, Inc. 2019 Employee, Director and Consultant Equity Incentive Plan.
Securities Act means the Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.
Stock Grant means a grant by the Company of Shares under the Plan.
Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.
Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.
The Plan is intended to encourage ownership of Shares by Employees and Directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non‑Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.
(a)    The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 2,750,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company’s 2014 Employee, Director and Consultant Equity Incentive Plan, the 2016 Employee, Director and Consultant Equity Incentive Plan and the 2018 Employee, Director and Consultant Equity Incentive Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after July 31, 2019, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of this Plan; provided, however, that no more than 8,766,814 Shares shall be added to the Plan pursuant to subsection (ii).
(b)    If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender or withholding of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

4.	ADMINISTRATION OF THE PLAN.
The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

(a)Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;
(b)Determine which Employees, Directors and Consultants shall be granted Stock Rights provided that no more than 100,000 Shares may be issued under the Plan as “full value awards” (Stock Grants, restricted stock units, performance shares and other full value Stock-Based Awards); provided, if a full value award expires, is forfeited, or otherwise lapses, the shares that were subject to the full value award shall again be available for the grant of full value awards;
(c)Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided however that in no event shall Stock Rights to be granted to any non-employee director under the Plan in any calendar year exceed an aggregate grant date fair value of $400,000 except that the foregoing limitation shall not apply to awards granted (i) pursuant to an election by a non-employee director to receive the award in lieu of cash for all or a portion of cash fees to be received for service on the Board or any Committee thereof or (ii) in connection with a non-employee director initially joining the Board of Directors;
(d)Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted, provided that no dividends or dividend equivalents shall be paid on any Stock Right prior to the vesting of the underlying Shares and no Stock Right shall be granted with a vesting schedule providing for exercisability or the lapsing of restrictions or repurchase rights over a period of less than one year from the date of grant.  Notwithstanding the foregoing: (i) Stock Rights may be granted that do not comply with the applicable one-year minimum vesting requirement set forth above with respect to a maximum of 5% of the Shares reserved for issuance under the Plan; (ii) for purposes of counting Shares against the 5% limitation, the Share counting rules under Section 3 of the Plan apply; (iii) Stock Rights granted to non-employee Directors with vesting at the end of a Directors' Compensation Year shall not be counted against the 5% limitation; and (iv) nothing in this Section 4(d) shall limit the authority of the Administrator to provide for the acceleration of the exercisability of any Stock Right or the lapse of any restrictions relating to any Stock Right, except as expressly limited by Section 24(e);
(e)Determine and make any adjustments in the Performance Goals included in any Performance-Based Awards;
(f)Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code; and
(g)Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any Director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.
The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, Director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, Director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non‑Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, Director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, Directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.
Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:
(a)Non‑Qualified Options: Each Option intended to be a Non‑Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non‑Qualified Option:

(i)
Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)
Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)
Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.
(b)ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum standards: The ISO shall meet the minimum standards required of Non‑Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)
Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.
Each Stock Grant to a Participant shall state the principal terms in a Stock Grant Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Grant Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)Each Stock Grant Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the laws of the state of Nevada, if any, on the date of the grant of the Stock Grant;
(b)Each Stock Grant Agreement shall state the number of Shares to which the Stock Grant pertains;
(c)Each Stock Grant Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and
(d)Dividends (other than stock dividends to be issued pursuant to Section 24 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.
The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in a Stock-Based Award Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock-Based Award Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Stock-Based Award Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued, provided that dividends (other than stock dividends to be issued pursuant to Section 24 of the Plan) or dividend equivalents may accrue but shall not be paid prior to and may be paid only to the extent that the Shares subject to the Stock-Based Award vest. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.
The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.
9.PERFORMANCE BASED AWARDS.
The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, and any dividends (other than stock dividends to be issued pursuant to Section 24 of the Plan) or dividend equivalents that accrue shall only be paid in respect of the number of Shares earned in respect of such Performance-Based Award.

10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.
An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph 10 for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.
The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.
Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.
The Company shall, when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.	RIGHTS AS A STOCKHOLDER.
No Participant to whom a Stock Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.
By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph 13. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.
Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, Director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:
(a)A Participant who ceases to be an Employee, Director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.
(b)Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.
(c)The provisions of this Paragraph 14, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.
(d)Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.
(e)A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six months following the commencement of such leave of absence.
(f)Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:
(a)All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.
(b)Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.
Except as otherwise provided in a Participant’s Option Agreement:
(a)A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and

(ii)
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b)A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.
(c)The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.
Except as otherwise provided in a Participant’s Option Agreement:
(a)In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.
(b)If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.
In the event of a termination of service (whether as an Employee, Director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.
For purposes of this Paragraph 18, a Participant to whom a Stock Grant or Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.
In addition, for purposes of this Paragraph 18 any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, Director or Consultant of the Company or any Affiliate.
Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, Director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 19, 20, and 21 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.
Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, Director or Consultant) with the Company or an Affiliate is terminated for Cause:
(a)All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.
(b)Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, Director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.
The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.
Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, Director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

22.	PURCHASE FOR INVESTMENT.
Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:
(a)The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:
“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”
(b)At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.
Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.
Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.
(a)    Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share and the Performance Goals applicable to outstanding Performance-Based Awards, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.
(b)    Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.
With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).
In taking any of the actions permitted under this Paragraph 24(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c)    Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.
(d)    Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect of any, Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive.
(e)    Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

25.	ISSUANCES OF SECURITIES.
Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.
No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOs INTO NON‑QUALIFIED OPTIONS; TERMINATION OF ISOs.
The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non‑Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non‑Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non‑Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.
Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.
The Plan will terminate on April 30, 2029, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.
The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator, provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 24 of the Plan, the Administrator may not without stockholder approval reduce the exercise price of an Option or cancel any outstanding Option in exchange for a replacement option having a lower exercise price, any Stock Grant, any other Stock-Based Award or for cash. In addition, the Administrator not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 31 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 24.

32.	EMPLOYMENT OR OTHER RELATIONSHIP.
Nothing in this Plan or any Agreement referred to herein shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	SECTION 409A.
If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

34.	CLAWBACK.
Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy then in effect is triggered.

35.	GOVERNING LAW.
This Plan shall be construed and enforced in accordance with the law of the state of Nevada, without giving effect to the conflict of law principles thereof.

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E81357-P24975

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PIERIS PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR each of the Director nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James Geraghty
02) Ann Barbier, M.D., Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The Company will transact any other business that may properly be presented before the annual meeting or at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E81358-P24975

PIERIS PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
July 31, 2019 8:00 AM EDT
This Proxy is solicited by the Board of Directors

The undersigned, revoking any previous proxies relating to these shares, hereby appoints Stephen S. Yoder and Allan Reine, M.D., and either of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Pieris Pharmaceuticals, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders, to be held at 8:00 AM EDT on Wednesday, July 31, 2019 at Convene, 201 Washington Street, 2nd Floor, Boston, MA 02108, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side